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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 4, 2010

                                AMERICAN EQUITY
                        INVESTMENT LIFE HOLDING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

        IOWA                       001-31911                    42-1447959
  (State or Other          (Commission File Number)           (IRS Employer
   Jurisdiction                                             Identification No.)
 of Incorporation)

6000 Westown Parkway, West Des Moines, Iowa               50266
 (Address of Principal Executive Offices)              (Zip Code)

                                 (515) 221-0002
              (Registrant's telephone number, including area code)



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:



|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01.  Regulation FD Disclosure.

     American Equity Investment Life Holding Company ("AEL") has completed a pro forma estimate as of September 30, 2009 of the risked-based capital ("RBC") ratio of its principal life insurance subsidiary under the rules adopted by the National Association of Insurance Commissioners ("NAIC"). The pro forma estimate reflects the approximate impact at September 30, 2009 of revisions to the NAIC Designations for residential mortgage-backed securities ("RMBS") and SSAP No. 43R adopted by the NAIC in the fourth quarter of 2009. Such revisions require the use of a financial model to determine the NAIC Designations for non-agency RMBS rather than the ratings for such securities assigned by credit rating agencies. The NAIC retained PIMCO Advisory as a third-party financial modeler to assist with the modeling.

     To determine its pro forma RBC ratio AEL utilized the NAIC Designation assigned to its non-agency RMBS under the PIMCO model to determine its required capital as well as the appropriate carrying value for each non-agency RMBS security. Based upon such new NAIC Designations, AEL's pro forma RBC ratio at September 30, 2009 is estimated to be no less than 325% of company action level.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMERICAN EQUITY INVESTMENT LIFE
                                           HOLDING COMPANY

Date: January 5, 2010                      /s/ Wendy L. Carlson
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                                           Wendy L. Carlson
                                           Chief Executive Officer and President